EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 1997 in the Registration Statement (Form SB-2) and related Prospectus of Mentortech Inc. for the registration of 2,957,838 shares of common stock.

                                            /s/ERNST & YOUNG LLP

New York, New York
August 13, 1997